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                                                                    Exhibit 5.1

                                   THORP REED
                                       &
                                   ARMSTRONG




PDG Remediation, Inc.                                           November 8, 1996
300 Oxford Drive
Monroeville, Pennsylvania 15146


Ladies and Gentleman:


We have acted as counsel for PDG Remediation, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 150,000 shares (the "Shares"), par value $.01 per share, of the Company's common stock ("Common Stock") reserved for issuance upon the exercise of stock options ("Options") granted pursuant to the Company's 1995 Qualified Incentive Stock Option Plan (the "Plan"), as described in the Registration Statement.

In connection with this opinion letter, we have examined a copy of the Registration Statement, copies of the Company's articles of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In rendering such opinion letter, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based on the foregoing, and subject to the assumptions and limitations herein set forth, we are of the opinion that the Shares to be issued upon exercise of Options granted pursuant to the Plan, as described in the Registration Statement, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

This opinion letter is limited in all respects to the applicable laws of the Commonwealth of Pennsylvania and the United States of America.


We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                                Very truly yours,


                                                /s/ THORP, REED & ARMSTRONG